Exhibit 10.53

AUTODESK AUTHORIZED VALUE ADDED RESELLER AGREEMENT

(NORTH AMERICA)

This Autodesk Authorized Value Added Reseller Agreement (“Agreement” or “VAR Agreement”), effective on February 1, 2006 (“Effective Date”) is made between Autodesk, Inc., a Delaware corporation with its principal place of business at 111 McInnis Parkway, San Rafael, California 94903 (“Autodesk”), and Value Added Reseller (“VAR”) as set forth below:

Avatech Solutions Subsidiary, Inc.

10715 Red Run Blvd, Suite 101

Owings Mills, MD 21117

410-581-8088

0070001471, 007000270 and 0070001359 01

This Agreement is comprised of the following components:

•	This execution page

•	Authorization Terms and Conditions

•	Exhibit A (Authorization Matrix)

•	Exhibit B (Authorization Requirements Chart)

•	Exhibit C (VAR Benefits)

•	Exhibit D (Support Program Requirements)

This execution page, the documents identified above, and all other documents and materials specifically referred to therein, are hereby incorporated by reference and made an integral part of this Agreement. By signing below, VAR confirms that it has read, understood and agreed to be bound by the terms and conditions of the Agreement in its entirety.

The parties hereto confirm that it is their wish that this Agreement, as well as other documents relating hereto, including notices hereunder, have been and shall be written in the English language only. Les parties ci dessus confirment leur desir que cet accord ainsi que tous les documents, y compris tous avis qui s’y rattachent, soient rediges en langue anglaise.

IN WITNESS WHEREOF the parties have caused their authorized representatives to sign this Agreement in duplicate.

“Autodesk” AUTODESK, INC		“VAR” Company: AVATECH SOLUTIONS INC.

By:	/s/ Steve Blum	By:	/s/ W. Scott Harris
	Steve Blum		W. Scott Harris

	Vice President -Americas Sales		Printed Name President
	Title		Title

	2/1/06		1/28/06
	Date		Date

AUTHORIZATION TERMS AND CONDITIONS

1. Definitions

1.1 “Authorization Level” means the category(ies) of authorization(s) applicable to VAR as set forth in the Authorization Matrix.

1.2 “Authorized Location” means each physical location set forth in the Authorization Matrix.

1.3 “Authorization Matrix” means Exhibit A to this Agreement, as modified from time to time by Autodesk at its sole discretion provided VAR has applied for each applicable authorization and complies with the Requirements and the terms and conditions of this Agreement.

1.4 “Authorized Product(s)” means the Autodesk software product(s) in object code form and accompanying documentation, and their respective Subscriptions, Updates and Upgrades (if any) which (i) VAR has procured directly from Autodesk or from an Autodesk Distribution Partner in accordance with this VAR Agreement if made available by Autodesk for purchase by VARs, and (ii) which are identified in Exhibit B hereto and correspond with each VAR authorization and Authorization Level as specified in the Authorization Matrix.

1.5 “Autodesk Product(s)” shall mean Authorized Product(s) and any other Autodesk software products designated as retail products by Autodesk in object code form and accompanying documentation, and their respective Subscriptions, Updates and Upgrades (if any).

1.6 “Autodesk Store” means any Autodesk branded and operated (directly or indirectly) internet accessible ecommerce site.

1.7 “Authorized Territory” means the geographical areas of the United States and/or Canada specified in the Authorization Matrix (Exhibit A) within which VAR is authorized to market, distribute and support the applicable Authorized Product(s) to End Users.

1.8 “Channel Partner Policies and Procedures” means the documents posted to OTW (including the VAR CPA Program Guide), as periodically amended by Autodesk, in its sole discretion, that sets forth the policies and procedures to be followed by VARf which is hereby incorporated by reference.

1.9 “Dedicated” means that each Qualified employee only sells or supports the Authorized Product(s) subject to a single authorization identified in Section I of Exhibit B, and non-competitive third-party complementary products and services as determined by Autodesk in its sole discretion.

1.10 “Direct Customer(s)” means any End User to whom Autodesk sells Autodesk Product(s) directly. Direct Customers include all named accounts, Autodesk Store customers and all state, local and federal government End Users.

1.11 “Distribution Partner” means any entity currently authorized in writing by Autodesk to distribute Autodesk Product(s) to third parties other than End Users for resale.

1.12 “End User” means a customer of Autodesk who has acquired a license for one or more Autodesk Product(s) from VAR for the personal or business use of such customer and not for transfer or resale.

1.13 “End User License” means the then-current license agreement shipped with,

incorporated in or made available by download with each Autodesk Product, which sets forth the terms and conditions under which an End User may use such Autodesk Product.

1.14 “End User Records” means the records maintained by VAR that show, at a minimum, the name and address of each End User to whom VAR has sold the Autodesk Product(s).

1.15 “Government Reseller” means the partner(s) Autodesk contracts with to administer marketing and sales to qualifying government customers.

1.16 “Marketing Materials” means the marketing collateral and other advertising materials that Autodesk may make available to VAR from time to time.

1.17 “Minimum Purchase Requirement” means the minimum purchase requirements as set forth in Exhibit B, and/or as set periodically by Autodesk in its sole discretion, which reflect commercially reasonable quantities necessary for VAR to satisfy its obligations hereunder.

1.18 “One Team Web” or “OTW” means the current partner web site (www.autodesk.com/otw) or any other successor site designated by Autodesk.

1.19 “Qualified” means that the full-time VAR employee (excluding management and administrative staff as determined by Autodesk in its sole discretion) who has (i) passed the appropriate Autodesk exam(s) (as applicable), has attended all mandatory training and continues to maintain the appropriate technical skill and product experience as set forth in the Requirements, and (ii) only sells or supports Authorized Product(s) under the authorization combinations identified in Section II of Exhibit B, and non-competitive third-party complementary products and services, as determined by Autodesk in its sole discretion.

1.20 “Requirement(s)” means the mandatory requirements and obligations that must be met by VAR to market and support the Authorized Product(s) and/or participate in specified Autodesk programs and which may be modified by Autodesk pursuant to the terms of this Agreement. As of the Effective Date, the Requirements are as set forth in Exhibit B.

1.21 “Subscription(s)” means at any time during the term of this Agreement, the then-current Autodesk programs and standard agreements setting forth the terms and conditions entitling an End User to specified product and service benefits related to Autodesk software programs, over a specified period of time.

1.22 “Support Program” means the minimum End User support training, authorization and tracking requirements as set forth in Exhibit D attached hereto.

1.23 “Target” means the applicable revenue, unit, and other targets set by Autodesk based upon purchases of Authorized Product(s).

1.24 “Update(s)” means improved versions of Autodesk Product(s), or portions thereof, which incorporate corrections or minor enhancements for which Autodesk does not normally charge a fee and which require the End User to whom it is distributed to have previously licensed the Autodesk Product(s) corresponding to such improved versions.

1.25 “Upgrade(s)” means commercial releases of Autodesk Product(s) which enhance and/or improve the functionality of Authorized Product(s) hereunder and for which Autodesk normally charges a fee, and which require the End User to have previously licensed the Autodesk Product(s) corresponding to such enhanced or improved versions. An Upgrade does not include a future software programs which is not a direct successor to Autodesk Product(s), and shall be deemed a Authorized Product for purposes of this Agreement if subject to authorization, and made available by Autodesk to VAR for resale pursuant to this Agreement.

1.26 “Value Added Services” means the services, referred to in Section 4.2 below, which VAR must provide to each End User in order to qualify as a VAR.

1.27 All references in this VAR Agreement to the “sale” of or “selling” or “purchase” of Authorized Product(s) or software shall mean the sale or purchase of a license to use such software.

2. Authorization and Benefits

2.1 Non-exclusive VAR. Autodesk authorizes VAR as a non-exclusive reseller (and appoints VAR as a non-exclusive agent for the limited purposes expressly set forth in this Agreement) to market, distribute, and support the Authorized Product(s) from each applicable Authorized Location solely to End Users in the respective Authorized Territory, as set forth in the Authorization Matrix.

2.2 VAR Benefits. VAR shall be eligible to participate in the VAR benefits programs set forth in Exhibit C with respect to eligible Authorized Product(s) which correspond with VAR’s applicable authorization(s) and Authorization Level(s) as set forth in the Authorization Matrix. Autodesk reserves the right to modify or discontinue the foregoing programs in whole or in part upon thirty (30) days notice to VAR.

2.3 Retention of Rights by Autodesk. Autodesk reserves the unrestricted right to (i) market, distribute, and support any Autodesk Product(s) worldwide in any location, including in the VARs Authorized Territory, directly to End Users or through any other channel, including, but not limited to, original equipment manufacturers, channel partners, distributors, on-line sales or retail outlets, and (ii) modify, augment, or otherwise change the methods in which Autodesk markets, distributes, or supports any Autodesk Product(s), without any liability to VAR. Autodesk hereby gives VAR notice that it has reserved all Direct Customers for direct sales from Autodesk or its designated agents only.

3. Restrictions

VAR agrees as follows:

3.1 End User License Terms. Upon request, VAR shall make available to End Users the End User License and Subscription program terms and conditions, and advise Autodesk promptly of any known breach of the terms and conditions of these agreements and support Autodesk’s compliance efforts related thereto.

3.2 Not For Resale (“NFR”) Copies of Authorized Product(s). VAR shall not distribute, lease, loan, sublicense or otherwise provide access to any NFR copy of an Autodesk software product to any third-party. VAR may use NFR product only for demonstration and evaluation purposes and for qualified staff training purposes. NFR versions may not be provided to End Users or other third parties without Autodesk’s written authorization. Except as otherwise specified above, use of NFR Autodesk software product is subject to the terms and conditions of the End User License.

3.3 Restrictions. VAR shall not market, distribute, or support any Authorized Product(s) to or for any third party other than an End User. VAR expressly acknowledges and agrees that VAR is not a Distribution Partner and further acknowledges and agrees that the rights granted under Section 2 may not be construed so as to allow VAR to market or distribute Authorized Product(s) to any person or entity other than an End User. This restriction notwithstanding, VAR may permit the financing of any Authorized Product(s) by an End User through a financial institution approved by Autodesk. Such financing shall be restricted to a loan arrangement or permitting an End User to enter into a buy-out lease, provided;

however, such financial institution shall not be an End User and shall have no rights to such Authorized Product(s) as a licensee thereof. In any event, this consent shall not be construed to permit short-term rental of Authorized Product(s).

3.4 Agency Authorization. This VAR Agreement allows VAR to act as Autodesk’s non-exclusive agent to assist with sales activities to Direct Customers at Autodesk’s sole discretion. Unless otherwise directed by Autodesk in writing, VAR may only engage in sales activities for Authorized Product(s) to such Direct Customers as Autodesk’s agent and may not sell Authorized Product(s) from its commercial inventory to Direct Customers. Failure to comply with the foregoing shall subject VAR to termination.

3.5 License Acquisition Limitation. VAR shall not purchase, license or otherwise acquire or attempt to acquire licenses for Authorized Product(s) from (i) an End User, (ii) an agent acting on behalf of an End User, or (iii) any person or party other than Autodesk or a Autodesk Distribution Partner.

3.6 Unauthorized Acquisition. VAR shall not attempt to upgrade, exchange, or otherwise procure an economic benefit from any Authorized Product(s) purchased, licensed, or otherwise acquired from: (i) an End User, (ii) an agent acting on behalf of an End User, or (iii) any person or party other than Autodesk or a Distribution Partner.

3.7 No Mischaracterization. VAR shall not attempt to mischaracterize an Update or an Upgrade as a stand-alone, fully paid-up license to the corresponding Autodesk Product(s) for the purpose of attempting to upgrade, exchange, or otherwise procure an economic benefit from such Update or Upgrade. VAR shall not market, distribute, or support any Authorized Product(s) to any entity purporting to be an End User but which is either known to VAR or known to Autodesk and communicated to VAR to have the intent to, or have attempted to, sublicense such Authorized Product(s) to bona fide End Users or other third parties without written authorization from Autodesk.

3.8 Export Controls. VAR agrees and understands that the Autodesk Product(s), and any technical data, provided by Autodesk under this Agreement are subject to United States laws and regulations, which may restrict or prohibit resale or other transfers to other countries and parties. VAR agrees that no Autodesk Product(s) or technical information provided under this Agreement will be exported, transferred, or disclosed contrary to the applicable laws and regulations of the United States, or to any country, entity or other party which is ineligible to receive such items under U.S. laws and regulations, including regulations of the U.S. Department of Commerce or the U.S. Department of the Treasury. VAR agrees and understands it shall be solely responsible for: (i) complying with applicable U.S. laws and regulations and (ii) monitoring any modifications to them. Solely for information purposes, and without any obligation on the part of Autodesk to provide additional or updated information, further information about relevant U.S. laws and regulations is typically provided at websites maintained by the U.S. Treasury Department [http://www.ustreas.gov/ofac/] and the U.S. Commerce Department [http://www.bis.doc.gov/]. VAR shall also be solely responsible for: (i) complying with applicable laws and regulations of VAR’s country which restrict or prohibit exports and (ii) monitoring any modifications to such laws and regulations. VAR’s failure to comply with U.S. foreign trade and export laws and regulations, or those of VAR’s country, shall be deemed a material breach of this Agreement. VAR shall notify Autodesk immediately upon learning that it has exported, transferred or disclosed any Autodesk product to any country, entity or other party which is ineligible to receive such items under U.S. laws and regulations or those of VAR’s country.

3.9 Territory Limitations. VAR shall not attempt to market or distribute Authorized Product(s) other than from the applicable Authorized Location and in the applicable Authorized Territory set forth in the Authorization Matrix, unless authorized by Autodesk in writing. Any advertising, including but not limited to, trade magazine and web based advertising, which may be seen by customers outside of VAR’s Authorized Territory, must contain a disclaimer notifying such customers that VAR may not sell to customers outside of VAR’s Authorized Territory. VAR shall refrain from marketing or promoting, in any manner, brokering or attempting to broker, solicit or arrange for the sale of any Authorized Product(s) other than the Authorized Product(s) for which VAR has been authorized.

3.10 Remedy for Violation. In addition to all other remedies available to Autodesk at law or in equity or this VAR Agreement, including termination of the Agreement, in the event that VAR violates any of the provisions of this Section 3 or the Channel Partner Policies and Procedures, VAR shall pay to Autodesk, as liquidated damages and not as a penalty, an amount equal to the difference between the then-current Autodesk suggested retail price and the price VAR actually paid for the Autodesk software product used, procured or distributed in contravention of this Section 3 or the sum of $500.00 for each copy of the Autodesk software product used, procured or distributed in contravention of this Section 3, whichever is greater. Additionally, VAR shall not be eligible for certain VAR Benefits as determined by Autodesk for, at a minimum, the remainder of the Autodesk fiscal quarter in which the violation occurred (or the remainder of the Autodesk fiscal quarter in which Autodesk learned of such violation by VAR) and the subsequent Autodesk fiscal quarter.

3.11 Modifications to Agreement. Autodesk reserves the right, in its sole and exclusive discretion, to amend, supplement, change or discontinue any part of this VAR Agreement, any exhibits or amendments thereto, upon thirty (30) days notice to VAR. The notice may come in the form of a posting to OTW or an email, expressly setting forth the specific change.

3.12 Quote Expirations: All VARs who submit customer quotes on any sale (i) to Direct Customers pursuant to the agency authorization, (ii) on any Autodesk Subscription Program offering, (iii) on any Autodesk support offering, or (iv) for any Autodesk services offering must include an expiration date of not more then thirty (30) days from the date of customer quote on such customer quote. If the commercial customer quote includes both software and one of the foregoing then the customer quote must have the prescribed expiration date. VAR may adopt an expiration date shorter the thirty days (30) on any customer quote at its discretion.

4. VAR Obligations.

VAR agrees to perform the following obligations in good faith;

4.1 Compliance with Requirements. VAR shall continuously comply with the Requirements at each VAR Authorized Location from which VAR is authorized to market, distribute and support Authorized Product(s), as per the Authorization Matrix, including the Minimum Purchase Requirements. VAR shall comply with the new Requirements within sixty (60) days of Autodesk’s written notice (or such other timeframe as may notified to VAR by Autodesk in writing). Autodesk may also add one or more new products or services to the groupings identified in Exhibit B (Authorizations and Levels) and specify additions to the Requirements. VAR shall comply with those new Requirements within sixty (60) days of Autodesk’s written notice (or such other timeframe as may notified to VAR by Autodesk in writing).

4.2 Value Added Services. VAR is required to provide Value Added Services beyond mere product fulfillment to End Users. Value Added Services include, but are not limited to (i) assessing each End User’s software needs via the telephone or in person, (ii) providing product demonstrations, (iii) recommending the appropriate Authorized Product(s) to an End User based upon End User’s needs and (iv) offering pre and post-sales technical support; all as further described in the Channel Partner Policies and Procedures. VAR shall be required to maintain written records that demonstrate these Value Added Services were offered for each sale of Authorized Product(s) to an End User. Autodesk reserves the right to contact End Users to validate that such Value Added Services were provided and require VAR to provide Autodesk with evidence of Value Added Services upon request.

4.3 Support. At a minimum, VAR must offer support services at the level defined by the Support Services Program and outlined in Exhibit D.

4.4 Reporting. VAR shall provide sell through reports, forecasts, inventory reports, point of sale, and personnel reports pursuant to the Channel Partner Policies and Procedures at its own expense and in the format requested by Autodesk. Failure to provide any required report may be considered a breach of this VAR Agreement by Autodesk, may result in the loss of benefits referred to in Section 2.2. or result in termination of this Agreement in whole or in part for cause, as determined by Autodesk.

4.5 Opt-Out Requirement. In using End User Records for the promotion, sale and support of the Autodesk Product(s) pursuant to this VAR Agreement, VAR shall, at a minimum, utilize the following; (i) an “unsubscribe” or “opt-out” option on every marketing piece sent to End User regardless of form, and (ii) a limitation on marketing contact with End Users to no more frequently than one time per calendar month. Additionally, VAR shall comply with any and all federal, state, provincial, county, and local laws, statutes, ordinances, and regulations that are related to privacy, customer data and anything thereto related and shall hereby indemnify Autodesk for any failure of it to do so.

4.6 Approvals. VAR shall obtain and maintain at its own expense all approvals, consents, permissions, licenses, and other governmental or other third party approvals necessary to enable VAR to market, distribute, and support the Autodesk Product(s). VAR shall comply with all applicable federal, state, provincial, county, and local laws, statutes, ordinances, and regulations that apply to the activities of VAR including relevant privacy and piracy laws.

4.7 Marketing Activities. VAR shall use its best efforts to actively market, promote, and distribute, at VAR’s expense, the Authorized Product(s) only within the Authorized Territory under the terms of this VAR Agreement and the applicable Requirements, and Channel Partner Policies and Procedures. Upon invitation, at least one senior representative of VAR’s organization, preferably an owner or principal shall endeavor to attend Autodesk’s annual One Team Conference or similar event.

4.8 Updates. VAR, at its own expense, shall be responsible for distribution and support of any Updates to any Autodesk Product(s) that VAR has sold to an End User promptly after delivery to VAR of such Update. Autodesk reserves the right to distribute Updates to End Users directly or through alternative channels, including, but not limited to, electronic distribution. VAR shall promptly notify Autodesk of any defect in any Autodesk Product(s) which is discovered by or reported to VAR.

4.9 Autodesk Channel Partner Policy and Procedures. VAR is required to review OTW at least weekly and VAR shall comply with all terms and conditions of all current Channel Partner Policies and Procedures. Failure to abide by such policies and procedures shall be considered a breach of this VAR Agreement and shall constitute termination for cause. Autodesk reserves the right to modify such policies and procedures at anytime by posting an update to OTW at its sole discretion.

4.10 Fulfillment of Rebate Programs. From time to time Autodesk may run a promotion whereby End Users may receive a rebate offer for Autodesk Product(s). Autodesk appoints VAR as a non-exclusive agent for the fulfillment of rebate claims (“Rebate Claims”) submitted by End Users for the various promotions (“Promotions”). VAR shall pay to an End User who has submitted a Rebate Claim, the specified dollar amount as set forth on the rebate coupon, according to the terms and conditions stated on the applicable rebate coupon or as otherwise authorized by Autodesk in writing. VAR shall only pay End User for

Rebate Claims that have been received for the Promotions for which VAR has been authorized by Autodesk. VAR shall pay a rebate to End User only if the rebate coupons have been completely filled out by the End User, if all required documentation is attached, and the Rebate Claim was postmarked or received prior to the expiration date printed on the rebate coupon, unless otherwise instructed or specified by Autodesk in writing. After submission to Autodesk of all required End User documentation by VAR or VAR’s compliance with Autodesk’s applicable rebate program instructions, Autodesk shall credit VAR’s account for the amount of the rebate coupon, unless said rebates have been pre-funded by Autodesk via credits or incremental discounts.

4.11 VAR’s Office. VAR has all equipment, facilities and other resources necessary to perform its obligations under this Agreement, independent of Autodesk. VAR shall maintain an office within a commercial facility for each Authorized Location that is suitable to adequately represent Authorized Product(s) and reflect a professional image to End Users. VAR shall also maintain or have access to a five (5) seat training lab capable of running current Authorized Product(s). Such office may not be a home-office unless expressly approved by Autodesk in writing. Upon request, VAR shall submit to Autodesk, photographs of VAR’s office along with this VAR Agreement. In the event that VAR loses its commercial office or lab, VAR shall have thirty (30) days in which to establish a new office and/or lab as specified above. The establishment of a new office or lab that is more than five (5) miles from VAR’s Authorized Location is subject to written approval by Autodesk.

4.12 Updated Financial Statements. VAR is required to submit updated financial statements to Autodesk, within five (5) business days following Autodesk’s request.

4.13 Attendance at Meetings. VAR shall attend at its own expense all mandatory Autodesk strategic meetings or conferences of which VAR has been notified by Autodesk at least thirty (30) days in advance of such meeting or conference.

4.14 Breach of Obligations. In the event that VAR breaches any of the terms under this Section 4, in addition to all other remedies available to Autodesk at law or in equity or pursuant to this VAR Agreement, at Autodesk’s sole discretion, Autodesk may terminate this VAR Agreement.

5. Audit Rights. In addition to any other Autodesk audit rights pursuant to this VAR Agreement, Autodesk, in its sole discretion, may conduct an audit of the financial and other records of VAR for the purpose of validating or augmenting the VAR reports identified above in Section 4 and otherwise ensuring that VAR is complying with the terms of this VAR Agreement. Autodesk shall bear the cost of such audit, unless the audit determines that VAR has underpaid Autodesk by more than five percent (5%) for any Autodesk fiscal quarter OR unless such audit reveals the VAR is not in compliance with this VAR Agreement. In the event of an underpayment by VAR, VAR shall pay to Autodesk the full amount of any underpayment disclosed by such audit, plus interest at the rate of one and one-half percent (1.5%) per month or the highest rate allowed by law, whichever is lower, within five (5) days of Autodesk’s notification of such underpayment as well as bearing the costs of the audit. In the event a breach of this VAR Agreement is discovered, VAR shall bear the cost of the audit in addition to all other rights Autodesk has under this VAR Agreement, at law or in equity.

5.1 Investigations. From time to time Autodesk shall conduct investigations related to, among other things, alleged piracy and gray market sales (“Prohibited Activity”). In the event VAR is found to be involved in Prohibited Activity, in addition to all other rights and remedies available to Autodesk pursuant to this VAR Agreement, at law or in equity, VAR shall reimburse Autodesk for the costs of such investigation.

6. Support. Pursuant to the terms and conditions of this VAR Agreement, VAR will be granted access to all Autodesk self service support tools as made available on the VAR support portal at www.autodesk.com (or any other site as designated by Autodesk.) Autodesk reserves the right to distribute Updates and/or Upgrades to End Users directly or through alternative channels, including, but not limited to, electronic distribution.

7. VAR Purchases

7.1 Purchase of Authorized Product(s). Unless otherwise designated in an Addendum to this Agreement, VAR may only procure Authorized Product(s) from an Autodesk Distribution Partner in accordance with this VAR Agreement, the Authorized Product(s) Requirements and Exhibit A.

7.2 Taxes. As between VAR and Autodesk, VAR is responsible for the collection and payment of all federal, state, provincial, county, or local taxes, fees, and other charges, including all applicable income and sales taxes, as well as all penalties and interest, in relation to this Agreement.

7.3 Product Returns. Autodesk shall post any then-current End User software product returns policies on the OTW or any Autodesk site as designated by Autodesk. Autodesk reserves the right to change, amend or discontinue any End User software product returns policies upon thirty (30) days notice. Notwithstanding the foregoing, at Autodesk’s request, VAR shall destroy Autodesk Product(s) for which return authorization has been received from Autodesk, and VAR shall certify in writing to the complete destruction of said Autodesk Product(s).

8. Trademarks. During the term of this VAR Agreement, VAR shall have a non-exclusive, non-transferable right to indicate to the public that it is an Authorized VAR, as well as other program designations specific to Autodesk programs that VAR participates in, and to advertise the Authorized Product(s) within the United States under the trademarks and slogans adopted by Autodesk from time to time (‘Trademarks”). VAR’s use of the Trademarks in any literature, promotion, or advertising shall be in accordance with Autodesk guidelines for such usage. VAR shall not contest, oppose, or challenge Autodesk’s ownership of the Trademarks. All representations of Autodesk Trademarks that VAR intends to use shall be exact copies of those used by Autodesk, or shall first be submitted to the appropriate Autodesk personnel for written approval of design, color, and other details, such approval shall not be unreasonably withheld. If any of the Autodesk Trademarks are to be used in conjunction with another trademark on or in relation to the Autodesk Product(s), then the Autodesk Trademarks shall be presented equally legibly, equally prominently, but nevertheless separated from the other so that each appears to be a trademark in its own right, distinct from the other mark. All use of the Trademarks shall inure to the sole benefit of Autodesk. Effective upon the termination of this VAR Agreement, VAR shall immediately cease all usage of Autodesk Trademarks.

9. Title and Proprietary Rights. The Autodesk Product(s) and other materials included in or incorporated therein and included on an Autodesk web site (collectively the “Materials”) remain at all times the property of Autodesk. VAR acknowledges and agrees that Autodesk holds the copyright to the Materials and, except as expressly provided herein, VAR is not granted any other right or license to patents, copyrights, trade secrets, or trademarks with respect to the Materials. VAR shall take all reasonable measures to protect Autodesk’s proprietary rights in the Materials and shall not copy, use or distribute the Materials, or any derivative thereof, in any manner or for any purpose, except as expressly authorized in this VAR Agreement. VAR shall not disassemble, decompile, or reverse-engineer the Materials, including any Autodesk Product source code, or otherwise attempt to discover any Autodesk trade secret or other proprietary information, or hack, impede, change or interfere with any Autodesk web site. VAR acknowledges that Autodesk has an Anti-Piracy Program and VAR agrees to review and follow the Anti-Piracy Program guidelines as published by Autodesk from time to time. VAR shall notify Autodesk promptly in writing upon its discovery of any unauthorized use of the Autodesk Product(s) or infringement of Autodesk’s patent, copyright, trade secret, trademark, or other intellectual property rights. VAR shall not distribute any Autodesk Product(s) to any person or entity if VAR is aware that such person or entity may be involved in potential unauthorized use of the Materials or other infringement of Autodesk’s proprietary rights.

10. Customer Data. All customer data, including End User Records, is and shall remain the sole and exclusive property of Autodesk and VAR shall have no right, title or interest in or to such customer data. All customer data is Autodesk confidential information and shall be treated by VAR as Autodesk’s valuable trade secret. On occasion and at Autodesk’s sole discretion, VAR may have access to Autodesk’s customer database. VAR’s access to such database shall be limited to customers with which VAR has a pre-existing business relationship, and its use shall be strictly limited to the express purpose authorized by Autodesk. In the event that VAR loses its authorization for any Authorized Product(s), Autodesk reserves the right to provide another Authorized Reseller with access to Autodesk’s customer database for the customers to which VAR can no longer sell such Authorized Product(s). Autodesk does not represent or warrant to VAR that the information in Autodesk’s customer database is current, correct or complete and Autodesk shall have no liability to VAR for any information contained in the Autodesk’s customer database. Autodesk shall have no liability for VAR’s violation of any laws in connection with customer contact including, but not limited to, privacy laws, National “Do Not Call List” regulations and Federal, State and Provincial “Spam” and fax blast rules.

11. Warranty and Limitations of Warranty. Autodesk makes certain limited warranties to the End User in the End User License and disclaims all other warranties. VAR SHALL NOT MAKE ANY WARRANTY OR REPRESENTATION ACTUALLY, APPARENTLY OR OSTENSIBLY ON BEHALF OF AUTODESK. EXCEPT FOR THE EXPRESS END USER WARRANTY REFERRED TO HEREIN, AUTODESK MAKES NO OTHER WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, BY STATUTE OR OTHERWISE, REGARDING AUTODESK PRODUCT(S). AUTODESK EXPRESSLY EXCLUDES ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY OR NON INFRINGEMENT.

12. Indemnity

12.1 Infringement Indemnity by Autodesk. Autodesk shall indemnify, hold harmless, and defend, at its expense, VAR from any action brought against VAR which alleges that any Autodesk Product(s) infringes a registered United States patent, copyright, or trade secret, provided that VAR promptly notifies Autodesk in writing of any claim, gives Autodesk sole control of the defense and settlement thereof, and provides all reasonable assistance in connection therewith. If the Autodesk Product is finally adjudged to so infringe, Autodesk, at its exclusive option, (i) shall procure for VAR the right to continue distribution of such Autodesk Product(s); (ii) shall modify or replace such Autodesk Product(s) with a non-infringing product; or (iii) shall authorize return of the Autodesk Product(s) and terminate this VAR Agreement. Autodesk shall have no liability regarding any claim (i) arising out of the use of the Autodesk Product(s) in combination with other products, or modification of the Autodesk Product(s), if the infringement would not have occurred but for such combination, modification, or usage, or (ii) for use of the Autodesk Product(s) which does not comply with the terms of the End User License or this VAR Agreement. THE FOREGOING STATES VAR’S SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO CLAIMS OF INFRINGEMENT OF THIRD PARTY PROPRIETARY RIGHTS OF ANY KIND.

12.2 Indemnity by VAR. VAR agrees to indemnify, hold harmless and defend Autodesk from any cost, loss, liability, or expense, including court costs and reasonable fees for attorneys or other professionals, arising out of or resulting from (i) any claim or demand brought against Autodesk or its directors, employees, or agents by a third party arising from or in connection with any breach by VAR of the terms of this VAR Agreement or any End User License, (ii) any action brought by an End User or Distribution Partner except as set forth in Section 12.1 above, (iii) any breach by VAR of any provision of this VAR Agreement including, but not limited to, confidentiality and trade secrets, or (iv) any negligent or willful act or omission by VAR, VAR’s employees, or VAR’s sales channel including, but not limited to, any act or omission that contributes to (a) any bodily injury, sickness, disease, or death; (b) any injury or destruction to tangible property or loss of use resulting there from; or (c) any violation of any statute, ordinance or regulation including but not limited to privacy laws.

13. Limitation of Liability. AUTODESK’S ENTIRE CUMULATIVE LIABILITY ARISING OUT OF THIS VAR AGREEMENT, INCLUDING THE ORDER, DELIVERY OR NON-DELIVERY OF ANY AUTODESK PRODUCT(S), SHALL NOT EXCEED THE GREATER OF: (i) THE VAR COST OF AUTODESK PRODUCT(S) PURCHASED BY VAR IN THE SIX (6) MONTHS PRECEDING THE EVENT OR, (ii) FIVE HUNDRED US DOLLARS ($500.00). IN NO EVENT SHALL AUTODESK BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES ARISING OUT OF THIS VAR AGREEMENT, HOWEVER CAUSED, WHETHER FOR BREACH OF CONTRACT, TORT, (INCLUDING NEGLIGENCE) OR ANY OTHER LEGAL THEORY, AND WHETHER OR NOT AUTODESK HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FUNDAMENTAL BREACH, BREACH OF MATERIAL TERM OR FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

14. Confidentiality

14.1 Confidential Information. As used in this VAR Agreement, confidential information shall mean any information that is (i) designated as confidential orally or in writing by either party hereto, (ii) related to any Autodesk Product(s), (iii) related to Autodesk’s business, or (iv) other information received by VAR by virtue of VAR’s relationship with Autodesk including, but not limited to, product plans, product designs, product costs, product prices, product names, finances, marketing plans, business opportunities, Autodesk customer data, personnel, research, development, this VAR Agreement, customer data or know-how (“Confidential Information”).

14.2 Limitations on Disclosure and Use of Confidential Information. Each party shall exercise the same degree of care employed by such party to prevent the unauthorized disclosure of its own Confidential Information but in no event employing less than reasonable care. Confidential Information disclosed under this VAR Agreement shall only be used by the receiving party in the furtherance of this VAR Agreement or the performance of its obligations hereunder. VAR shall not disclose the terms of this VAR Agreement to any third party without the prior written consent of the other, except pursuant to a valid and enforceable order of a court or government agency. Notwithstanding the foregoing, nothing herein shall limit Autodesk’s right to disclose its standard VAR Agreement and other Autodesk Confidential Information to third parties.

14.3 Exceptions. Confidential Information does not include information which (i) is rightfully received by the receiving party from a third party without restriction or violation of confidentiality, (ii) is known to or developed by the receiving party independently without use of the Confidential Information, (iii) is or becomes generally known to the public by other than a breach of duty hereunder by the receiving party, or (iv) has been approved in advance for release by written authorization of the non-disclosing party.

15. Term, Termination, and Other Remedies

15.1 Term. This VAR Agreement, when fully executed by the parties, shall begin on the Effective Date, and shall continue in effect through midnight on January 31, 2007 when it shall then terminate, unless terminated earlier under the provisions of this VAR Agreement.

15.2 Termination for Breach. Either party may terminate this VAR Agreement upon thirty (30) days prior written notice to the other party if the other party breaches any term or condition of this VAR Agreement and fails to cure such breach to the reasonable satisfaction of the non-breaching party within the thirty (30) day written notice period. For the avoidance of doubt, Autodesk may terminate VAR’s Authorization Level(s), and/or VAR’s authorization to distribute and market, distribute and support Authorized Product(s) on a (i) per Authorized Location basis, and/or on a (ii) Authorized Product basis.

Notwithstanding the foregoing, Autodesk may terminate this VAR Agreement with immediate effect for incurable material breaches, such as conviction of a crime relating to the conduct of business in relation to Autodesk, or any other act that impairs goodwill associated with any Autodesk mark, logo or brand.

15.3 Termination for Insolvency. Autodesk may immediately terminate this VAR Agreement with or without notice if VAR becomes insolvent, or the subject of a voluntary or involuntary petition in bankruptcy or any proceeding relating to insolvency, receivership, liquidation, or assignment for the benefit of creditors, if that proceeding is not dismissed with prejudice within sixty (60) days after filing. In addition to the foregoing, in the event VAR either voluntarily files for protection against its creditors under the United States Bankruptcy Code or is the subject of an involuntary petition in bankruptcy, VAR agrees that Autodesk is entitled to all rights to retain the benefits of this VAR Agreement which are set forth in 11 U.S.C. 365(n). No right granted to Autodesk under 11 U.S.C. 365(n) shall be deemed to have been waived either expressly or by implication without a written agreement confirming such waiver.

15.4 Termination for Customer Dissatisfaction. In consideration for its authorization, Autodesk is relying upon VAR to behave in a professional and upstanding manner in its relationship with all End Users. Failure to attain a high level of customer satisfaction is considered a material breach of this VAR Agreement, and Autodesk reserves the right to terminate this VAR Agreement in the event that Autodesk receives customer dissatisfaction complaints from an End User, regarding VAR.

15.5 Termination for Failure to Meet Minimum Purchase Requirements. Failure by VAR to achieve the Minimum Purchase Requirements may result in the termination of this VAR Agreement or the applicable Authorized Product(s) and/or Authorization Level by Autodesk, in its sole discretion.

15.6 Breach of Other Agreements with Autodesk. In the event VAR has any other current agreements of any other type with Autodesk (“Other Autodesk Agreement(s)”), the breach of any term of any such Other Autodesk Agreement(s) may, at Autodesk’s option, be deemed a breach of this VAR Agreement and shall permit Autodesk to terminate this VAR Agreement in the same manner as if a breach of the terms of this VAR Agreement had occurred. Any alleged breach by Autodesk of any Other Autodesk Agreement(s) shall not be deemed a breach of this VAR Agreement by Autodesk and shall not constitute cause for termination by VAR or support an allegation by VAR of damages under this Agreement.

15.7 Partial Termination. In the event Autodesk exercises partial termination rights under this Section 15, said partial termination shall not affect this VAR Agreement’s application with respect to the remaining authorization(s) or affect any remaining part of any Other Autodesk Agreement(s).

15.8 Effect of Termination

(a) Monies Due and Payable. Notwithstanding any credit terms previously established with VAR or any other provision of this VAR Agreement, upon notice of termination of this VAR Agreement, all monies owed by VAR to Autodesk shall become immediately due and payable. Overdue amounts are subject to a late payment charge of one and one-half percent (1.5%) per month, or the maximum amount allowed by law, whichever is less.

(b) Fulfillment of VAR Orders. Upon delivery of notice of a breach or notice of termination of this VAR Agreement, Distribution Partners shall not be obligated to fulfill any orders received subsequent to the effective date of termination. In Autodesk’s sole discretion, Autodesk and Distribution Partners may continue to fulfill orders provided that VAR (i) submits prepayments for any such order and (ii) pays all outstanding obligations to Autodesk and/or Autodesk Distribution Partner prior to any shipment.

(c) Return of Materials. Within thirty (30) days after the termination of this VAR Agreement, VAR, at its own expense, shall return to Autodesk, all Autodesk confidential information, data, photographs, samples, literature and sales aids, and any other property of Autodesk then in VAR’s possession, and/or upon Autodesk’s written request, destroy all or part of the foregoing property and certify to its complete destruction.

15.9 Attorneys’ Fees for Collections. In any action brought by Autodesk to collect monies due under this VAR Agreement, Autodesk is entitled to recover all costs and attorneys’ fees incurred in maintaining such action.

15.10 No Termination Compensation. Except as expressly set forth herein, the parties expressly agree that no damages, indemnity or termination benefits whatsoever (including without limitation, any compensation for goodwill established by VAR during the term of this VAR Agreement or for any lost profits or expenses of VAR) shall be due or payable to VAR by reason of any termination of this VAR Agreement in accordance with its terms, and VAR expressly waives the application of any statute, law or custom to the contrary.

15.11 Other Remedies. In addition to the right to terminate this VAR Agreement, Autodesk reserves all rights and remedies available to Autodesk at law or in equity, including the right to seek damages and injunctive relief for breach or threatened breach of this VAR Agreement by VAR.

15.12 Reapplication Post Termination. In the Event this VAR Agreement is terminated or VAR loses one or more authorizations for any reason, VAR may not reapply for any Autodesk Channel Partner program, including any then existing VAR program, for a minimum of six (6) months after the effective date of the termination. Nothing herein shall require Autodesk to consider VAR for any Autodesk Channel Partner program.

15.13 Surviving Provisions. The following terms and conditions shall survive and continue after termination/expiration of this VAR Agreement: 3.8, 5, 7.2, 9, 10, 11, 12, 13, 14, 15 and 16.

16. General Provisions

16.1 Assignment. VAR acknowledges that Autodesk is relying upon VAR’s reputation, business standing, and goodwill under VAR’s present ownership in entering into this VAR Agreement. Accordingly, VAR agrees that its rights and obligations under this VAR Agreement may not be transferred or assigned and its duties may not be delegated directly or indirectly without the prior written consent of Autodesk in its sole discretion. VAR shall notify Autodesk promptly in writing of any change of ownership of VAR or of any sale of all or substantially all of VAR’s assets. VAR also shall promptly notify Autodesk if it forms a subsidiary or an affiliate entity in connection with Autodesk’s business, or changes its legal or operating name. VAR acknowledges that any change of ownership, sale of all or substantially all of VAR’s assets, or attempted assignment by VAR of this VAR Agreement, or any part thereof, without Autodesk’s prior written consent may result in immediate termination of this VAR Agreement by Autodesk. Autodesk may assign or otherwise transfer its rights and obligations to successors-in-interest (whether by purchase of stock or assets, merger, operation of law, or otherwise) of that portion of its business related to the subject matter hereof. Subject to the restrictions set forth in this Section 16.1, all of the terms and conditions of this VAR Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the parties hereto.

16.2 Dispute Resolution

(a) The parties will attempt in good faith to promptly resolve any controversy or claim arising out of or relating to this VAR Agreement through negotiations between the parties before resorting to other remedies available to them. Any such dispute shall be referred to appropriate senior executives of each party who shall have the authority to resolve the matter. If the senior executives are unable to resolve the dispute, the parties may by agreement refer the matter to an appropriate forum of alternative dispute resolution ranging from mediation to arbitration. If the parties cannot resolve the matter or if they cannot agree upon an alternative form of dispute resolution, then either party may pursue resolution of the matter through litigation pursuant to Section 16 herein.

(b) The forgoing shall not apply to a dispute or controversy involving either party’s Confidential Information or intellectual property. In the event of such a dispute or controversy, either may immediately seek any legal and/or equitable remedies it deems necessary.

16.3 Venue/Choice of Law. This VAR Agreement shall be construed in accordance with the laws of the State of California (excluding its rules regarding conflicts of law) and the United States of America. The parties hereby submit to the exclusive personal jurisdiction of and venue in the Superior Court of the State of California, County of Marin or County of Santa Clara, and the United States District Court for the Northern District of California in San Francisco.

16.4 Publicity. VAR may not issue any press release or any other public announcement regarding this VAR Agreement or any aspect of its relationship with Autodesk without the prior written consent of Autodesk, which may be withheld in its sole discretion. Additionally, VAR is prohibited from utilizing the Autodesk stock ticker (“ADSK”) in any press release or other public announcement unless such release is a joint release with Autodesk or Autodesk otherwise permits same, for each single release, in writing in advance.

16.5 Notices. Any notices required under the terms of this VAR Agreement will be given in writing either (i) to the persons at the addresses set forth below, or to such other address as either party may substitute by written notice to the other in the manner contemplated herein, and will be deemed served when received by Autodesk from VAR or when sent to VAR by Autodesk, or (ii) by facsimile, and will be deemed served when received by Autodesk from VAR or when sent to VAR by Autodesk.

If to Autodesk:	Autodesk, Inc.
III McInnis Parkway
San Rafael, California 94903
Attn: General Counsel
Facsimile: (415) 507-6126

If to VAR, to the address and facsimile number identified on the first page of this VAR Agreement. Additionally, Autodesk may notify VAR of any changes by posting such changes to OTW.

16.6 Independent Contractors. In performing their respective duties under this VAR Agreement, each of the parties will be operating as an independent contractor. Nothing contained herein will in any way constitute any association, partnership, or joint venture between the parties hereto, or be construed to evidence the intention of the parties to establish any such relationship. Neither of the parties will hold itself out in any manner that would be contrary to the provisions of this Section 16.6.

16.7 Entire Agreement. This document, together with its exhibits, contains the entire agreement and understanding between VAR and Autodesk concerning the subject matter of this VAR Agreement including, but not limited to, its duration and manner of expiration, termination, and Autodesk’s sole discretion in determining to offer, or accept any extension of this VAR Agreement. This document supersedes all prior communications, discussions, negotiations, proposed agreements and all other agreements, whether written or oral, excepting solely all prior confidentiality and nondisclosure agreements to the extent they are not expressly superseded by this VAR Agreement. Autodesk has not made and VAR has not relied upon any representations not expressly set forth in this document in making this VAR Agreement. This VAR Agreement may be amended only by a writing signed both by authorized individuals for Autodesk and VAR. It is the express intent of the parties that this VAR Agreement and any amendment thereto shall be interpreted solely by reference to their written terms. Any handwritten or typed changes to this VAR Agreement must be initiated by both parties in order to become effective.

16.8 Severability. In the event that it is determined by a court of competent jurisdiction as a part of a final non-appealable judgment that any provision of this VAR Agreement or part thereof is invalid, illegal, or otherwise unenforceable, such provision will be enforced or reformed as nearly as possible in accordance with the stated intention of the parties, white the remainder of this VAR Agreement will remain in full force and effect.

16.9 Construction. This VAR Agreement has been negotiated by the parties and their respective counsel. This VAR Agreement will be interpreted in accordance with its terms and without any strict construction against either party. Ambiguity will not be interpreted against the drafting party.

16.10 Counterparts. This VAR Agreement may be executed in separate counterparts and shall become effective when the separate counterparts have been exchanged between the parties.

16.11 Force Majeure. Except for the failure to make payments, neither party will be liable for any loss, damage or penalty resulting from delays or failures in performance resulting from acts of God, supplier delay or other causes beyond the non-performing party’s reasonable control and not caused by the negligence of the non-performing party, provided that the non-performing party promptly notifies the other party of the delay and the cause thereof and promptly resumes performance as soon as it is possible to do so.

16.12 Waiver. The waiver of any breach or default will not constitute a waiver of any other right in this VAR Agreement or any subsequent breach or default. No waiver shall be effective unless in writing and signed by an authorized representative of the party to be bound. Failure to pursue, or delay in pursuing, any remedy for a breach shall not constitute a waiver of such breach.

EXHIBIT A

AUTHORIZATION MATRIX

Autodesk authorizes VAR to market and distribute the Authorized Products only from the Authorized Location(s) and only in the Authorized Territory(ies) identified below:

These are the Authorized Locations with authorizations, levels and territories, and as an authorized representative, I agree to be bound thereby.

/s/ WSF
Initials

* * *BEL0W TO BE FILLED IN BY AUTODESK ONLY - NO MODIFICATIONS MAY BE MADE BY VAR* * *

Avatech Solutions Subsidiary, Inc.

Authorized Location		Authorization Type	Level	Authorized Province / Territory (mile radius)
0070001471 Owings Mills MD 21117	01	MSD - Data Management	Std	150

0070001471 Owings Mills MD 21117	01	BSD - Engineering	Std	150

0070001471 Owings Mills MD 21117	01	BSD - Architectural	Std	150

0070001471 Owings Mills MD 21117	01	Horizontal	Std	150

0070001359 Omaha NE 68154	01	MSD - Data Management	Std	250

0070001359 Omaha NE 68154	01	ISD - Geospatial	Std	250

0070001359 Omaha NE 68154	01	MSD - Manufacturing	PSP	250

0070001359 Omaha NE 68154	01	Media & Entertainment	Select	States of IA, IL, Ml, NE

FY07 NA VAR Agreement Exhibit A	Dec 2005

EXHIBIT A

AUTHORIZATION MATRIX

Autodesk authorizes VAR to market and distribute the Authorized Products only from the Authorized Location(s) and only in the Authorized Territory(ies) identified below:

These are the Authorized Locations with authorizations, levels and territories, and as an authorized representative, I agree to be bound thereby.

/s/ WSF
Initials

* * *BELOW TO BE FILLED IN BY AUTODESK ONLY - NO MODIFICATIONS MAY BE MADE BY VAR* * *

Avatech Solutions Subsidiary, Inc.

Authorized Location		Authorization Type	Level	Authorized Province / Territory (mile radius)
0070001359 Omaha NE 68154	01	Government - Federal	Select	250

0070000270 Irving TX 75038	01	BSD - Architectural	Std	125, plus West and East to TX border

0070001359 Omaha NE 68154	01	BSD - Architectural	Std	250

0070000270 Irving TX 75038	01	BSD - Engineering	Std	125, plus West and East to TX border

0070000270 Irving TX 75038	01	MSD - Data Management	Std	125, plus East to TX border

0070000270 Irving TX 75038	01	Government - Federal	Select	125, plus East to TX border

0070000270 Irving TX 75038	01	Government - State & Local	Select	125, plus East to TX border

0070000270 Irving TX 75038	01	ISD Desktop	Std	125, plus East to TX border

FY07 NA VAR Agreement Exhibit A	Dec 2005

EXHIBIT A

AUTHORIZATION MATRIX

Autodesk authorizes VAR to market and distribute the Authorized Products only from the Authorized Location(s) and only in the Authorized Territory(ies) identified below:

These are the Authorized Locations with authorizations, levels and territories, and as an authorized representative, I agree to be bound thereby.

/s/ WSF
Initials

* * *BELOW TO BE FILLED IN BY AUTODESK ONLY - NO MODIFICATIONS MAY BE MADE BY VAR* * *

Avatech Solutions Subsidiary, Inc.

Authorized Location		Authorization Type	Level	Authorized Province / Territory (mile radius)
0070000270 Irving TX 75038	01	ISD -Geospatial	Std	125, plus East to TX border

0070001359 Omaha NE 68154	01	Horizontal	Std	250

0070000270 Irving TX 75038	01	MSD -Manufacturing	Std	125, plus East to TX border

0070001471 Owings Mills MD 21117	01	Government - Federal	Select	150

0070001359 Omaha NE 68154	01	ISD Desktop	Std	250

0070001359 Omaha NE 68154	01	Government - State & Local	Select	250

0070000270 Irving TX 75038	01	Horizontal	Std	125, plus East to TX border

0070001471 Owings Mills MD 21117	01	Media & Entertainment	Select	States of DC, DE, MD, VA

FY07 NA VAR Agreement Exhibit A	Dec 2005

EXHIBIT A

AUTHORIZATION MATRIX

Autodesk authorizes VAR to market and distribute the Authorized Products only from the Authorized Location(s) and only in the Authorized Territory(ies) identified below:

These are the Authorized Locations with authorizations, levels and territories, and as an authorized representative, I agree to be bound thereby.

/s/ WSF
Initials

* * *BELOW TO BE FILLED IN BY AUTODESK ONLY - NO MODIFICATIONS MAY BE MADE BY VAR* * *

Avatech Solutions Subsidiary, Inc.

Authorized Location		Authorization Type	Level	Authorized Province / Territory (mile radius)
0070001471 Owings Mills MD 21117	01	MSD - Manufacturing	Std	150

0070001471 Owings Mills MD 21117	01	ISD - Geospatial	Std	150

0070001471 Owings Mills MD 21117	01	ISD Desktop	Std	150

0070001471 Owings Mills MD 21117	01	Government - State & Local	Select	150

0070001359 Omaha NE 68154	01	BSD - Engineering	Std	250

0070195691 Tampa FL 33614	02	Government -State & Local	Select	250

0070195691 Tampa FL 33614	02	BSD - Engineering	Std	250

0070195691 Tampa FL 33614	02	BSD - Architectural	Std	250

FY07 NA VAR Agreement Exhibit A	Dec 2005

EXHIBIT A

AUTHORIZATION MATRIX

Autodesk authorizes VAR to market and distribute the Authorized Products only from the Authorized Location(s) and only in the Authorized Territory(ies) identified below:

These are the Authorized Locations with authorizations, levels and territories, and as an authorized representative, I agree to be bound thereby.

/s/ WSF
Initials

* * *BELOW TO BE FILLED IN BY AUTODESK ONLY - NO MODIFICATIONS MAY BE MADE BY VAR* * *

Avatech Solutions Subsidiary, Inc.

Authorized Location		Authorization Type	Level	Authorized Province/ Territory (mile radius)
0070195691 Tampa FL 33614	02	Horizontal	Std	250

0070195691 Tampa FL 33614	02	ISO Desktop	Std	250

0070195691 Tampa FL 33614	02	ISD - Geospatial	Std	250

0070195691 Tampa FL 33614	02	Government - Federal	Select	250

5101466486 Houston TX 77063	03	MSD - Manufacturing	Std	125, plus Corpus Christi, south to TX border

0070039306 Cedar Rapids IA 52401	03	BSD - Architectural	Std	250 + 30 around St Louis, MO excluding within 50 miles of Chicago

0070039306 Cedar Rapids IA 52401	03	BSD - Engineering	Std	250 + 30 around St Louis, MO excluding within 50 miles of Chicago

0070039306 Cedar Rapids IA 52401	03	MSD - Data Management	Std	250 + 30 around St Louis, MO excluding within 50 miles of Chicago

FY07 NA VAR Agreement Exhibit A	Dec 2005

EXHIBIT A

AUTHORIZATION MATRIX

Autodesk authorizes VAR to market and distribute the Authorized Products only from the Authorized Location(s) and only in the Authorized Territory(ies) identified below:

These are the Authorized Locations with authorizations, levels and territories, and as an authorized representative, I agree to be bound thereby.

/s/ WSF
Initials

* * *BELOW TO BE FILLED IN BY AUTODESK ONLY - NO MODIFICATIONS MAY BE MADE BY VAR* * *

Avatech Solutions Subsidiary, Inc.

Authorized Location		Authorization Type	Level	Authorized Province / Territory (mile radius)
0070039306 Cedar Rapids IA 52401	03	Government - Federal	Select	250 + 30 around St Louis, MO excluding within 50 miles of Chicago

0070039306 Cedar Rapids IA 52401	03	Government - State & Local	Select	250 + 30 around St Louis, MO excluding within 50 miles of Chicago

0070039306 Cedar Rapids IA 52401	03	MSD - Manufacturing	Std	250 + 30 around St Louis, MO excluding within 50 miles of Chicago

5101466486 Houston TX 77063	03	Horizontal	Std	125, plus Corpus Christi, south to TX border

5101466486 Houston TX 77063	03	MSD - Data Management	Std	125, plus Corpus Christi, south to TX border

0070039306 Cedar Rapids IA 52401	03	Horizontal	Std	250 + 30 around St Louis, MO excluding within 50 miles of Chicago

5070217162 St. Paul MN 55101	05	Horizontal	Std	250

5070217162 St. Paul MN 55101	05	MSD - Data Management	Std	250

FY07 NA VAR Agreement Exhibit A	Dec 2005

EXHIBIT A

AUTHORIZATION MATRIX

Autodesk authorizes VAR to market and distribute the Authorized Products only from the Authorized Location(s) and only in the Authorized Territory(ies) identified below:

These are the Authorized Locations with authorizations, levels and territories, and as an authorized representative, I agree to be bound thereby.

/s/ WSF
Initials

* * *BELOW TO BE FILLED IN BY AUTODESK ONLY - NO MODIFICATIONS MAY BE MADE BY VAR* * *

Avatech Solutions Subsidiary, Inc.

Authorized Location		Authorization Type	Level	Authorized Province / Territory (mile radius)
5070217162 St. Paul MN 55101	05	Government - Federal	Select	250

5070217162 St. Paul MN 55101	05	Government - State & Local	Select	250

5070217162 St. Paul MN 55101	05	MSD - Manufacturing	Std	250

0070004855 Virginia Beach VA 23462	06	MSD - Manufacturing	Std	150 North/250 South Plus State of VA

5070326051 Georgetown KY 40324	06	Government - State & Local	Select	250

5070326051 Georgetown KY 40324	06	MSD - Data Management	Std	250

5070326051 Georgetown KY 40324	06	MSD - Manufacturing	Std	250

5070326051 Georgetown KY 40324	06	Government - Federal	Select	250

FY07 NA VAR Agreement Exhibit A	Dec 2005

EXHIBIT A

AUTHORIZATION MATRIX

Autodesk authorizes VAR to market and distribute the Authorized Products only from the Authorized Location(s) and only in the Authorized Territory(ies) identified below:

These are the Authorized Locations with authorizations, levels and territories, and as an authorized representative, I agree to be bound thereby.

/s/ WSF
Initials

* * *BEL0W TO BE FILLED IN BY AUTODESK ONLY - NO MODIFICATIONS MAY BE MADE BY VAR* * *

Avatech Solutions Subsidiary, Inc.

Authorized Location		Authorization Type	Level	Authorized Province / Territory (mile radius)
0070004855 Virginia Beach VA 23462	06	BSD - Engineering	Std	150 North/250 South Plus State of VA

0070004855 Virginia Beach VA 23462	06	Media & Entertainment	Select	State of VA

5070326051 Georgetown KY 40324	06	Horizontal	Std	250

0070004865 Virginia Beach VA 23462	06	BSD - Architectural	Std	150 North/250 South Plus State of VA

0070004855 Virginia Beach VA 23462	06	MSD - Data Management	Std	150 North/250 South Plus State of VA

0070004855 Virginia Beach VA 23462	06	Government - Federal	Select	150 North/250 South Plus State of VA

0070004855 Virginia Beach VA 23462	06	Government - State & Local	Select	150 North/250 South Plus State of VA

0070004855 Virginia Beach VA 23462	06	ISD Desktop	Std	150 North/250 South Plus State of VA

FY07 NA VAR Agreement Exhibit A	Dec 2005

EXHIBIT A

AUTHORIZATION MATRIX

Autodesk authorizes VAR to market and distribute the Authorized Products only from the Authorized Location(s) and only in the Authorized Territory(ies) identified below:

These are the Authorized Locations with authorizations, levels and territories, and as an authorized representative, I agree to be bound thereby.

/s/ WSF
Initials

* * *BELOW TO BE FILLED IN BY AUTODESK ONLY - NO MODIFICATIONS MAY BE MADE BY VAR* * *

Avatech Solutions Subsidiary, Inc.

Authorized Location		Authorization Type	Level	Authorized Province / Territory (mile radius)
0070001091 Englewood CO 80111	07	Government - State & Local	Select	250

0070001091 Englewood CO 80111	07	ISD - Geospatial	Std	250

0070001091 Englewood CO 80111	07	ISD Desktop	Std	250

5100802839 Morrisville NC 27560	08	MSD - Data Management	Std	250

5100802839 Morrisville NC 27560	08	Horizontal	Std	250

5100802839 Morrisville NC 27560	08	MSD - Manufacturing	Std	250

5100802839 Morrisville NC 27560	08	Government - Federal	Select	250

5100802839 Morrisville NC 27560	08	Government - State & Local	Select	250

FY07 NA VAR Agreement Exhibit A	Dec 2005

EXHIBIT A

AUTHORIZATION MATRIX

Autodesk authorizes VAR to market and distribute the Authorized Products only from the Authorized Location(s) and only in the Authorized Territory(ies) identified below:

These are the Authorized Locations with authorizations, levels and territories, and as an authorized representative, I agree to be bound thereby.

/s/ WSF
Initials

* * *BELOW TO BE FILLED IN BY AUTODESK ONLY - NO MODIFICATIONS MAY BE MADE BY VAR* * *

Avatech Solutions Subsidiary, Inc.

Authorized Location		Authorization Type	Level	Authorized Province / Territory (mile radius)
0070004855 Virginia Beach VA 23462	06	ISD - Geospatial	Std	150 North/250 South Plus State of VA

0070004855 Virginia Beach VA 23462	06	Horizontal	Std	150 North/250 South Plus State of VA

0070001091 Englewood CO 80111	07	MSD - Manufacturing	Std	250

0070001091 Englewood CO 80111	07	Government - Federal	Select	250

0070001091 Englewood CO 80111	07	Horizontal	Std	250

0070001091 Englewood CO 80111	07	BSD - Architectural	Std	250

0070001091 Englewood CO 80111	07	BSD - Engineering	Std	250

0070001091 Englewood CO 80111	07	MSD - Data Management	Std	250

FY07 NA VAR Agreement Exhibit A	Dec 2005

EXHIBIT A

AUTHORIZATION MATRIX

Autodesk authorizes VAR to market and distribute the Authorized Products only from the Authorized Location(s) and only in the Authorized Territory(ies) identified below:

These are the Authorized Locations with authorizations, levels and territories, and as an authorized representative, I agree to be bound thereby.

/s/ WSF
Initials

* * *BELOW TO BE FILLED IN BY AUTODESK ONLY - NO MODIFICATIONS MAY BE MADE BY VAR* * *

Avatech Solutions Subsidiary, Inc.

Authorized Location		Authorization Type	Level	Authorized Province / Territory (mile radius)
5100810457 Charlotte NC 28217	09	Horizontal	Std	250

5100810457 Charlotte NC 28217	09	Government - State & Local	Select	250

5100810457 Charlotte NC 28217	09	MSD- Manufacturing	Std	250

5100810457 Charlotte NC 28217	09	Government - Federal	Select	250

FY07 NA VAR Agreement Exhibit A	Dec 2005